Exhibit 99.1

Amber Road Acquires ecVision

Global Sourcing and Collaborative Supply Chain Management Platform Enables Brand Companies and Overseas Suppliers to Improve Product Innovation, Reduce Compliance Risks and Shorten Time to Market

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--March 2, 2015--Amber Road (NYSE: AMBR), a leading provider of global trade management (GTM) solutions, announced today that it has acquired ecVision, a cloud-based provider of global sourcing and collaborative supply chain solutions for brand-focused companies.

ecVision helps many of the largest brand companies in the world to effectively manage their relationships with product suppliers, raw material vendors, product testing and social compliance audit firms, and global logistics companies. Driven by the need to get the right products to market faster and respond to ever shortening ‘seasonal’ cycles, retail brand companies must collaborate with their suppliers and tier-n material vendors to speed innovation and manage product compliance with fine-tuned control over costs.

“U.S. and European-based brand companies are under constant pressure to bring new products to market faster,” said Kevin O’Marah, Chief Content Officer at SCM World. “It’s all about accelerated merchandise innovation and rapid, profitable execution. More effective collaboration with Asian-based manufacturers is key to that equation. Where ecVision helps drive these benefits on the front end of the process, Amber Road picks it up at point of shipment to ensure compliant, cost-effective global delivery to the brand or retailer. It’s a very synergistic union.”

The ecVision Suite currently focuses on the following four primary business areas:

  Vendor and Production Management – allows global brands to efficiently on-board new suppliers, monitor capacity, manage purchase orders and raw material orders, as well as monitor production status.
  Material and Product Management – helps brands, their suppliers and tier-two material suppliers to collaborate and deliver more innovative products, by efficiently managing the sampling and testing processes, planning, forecasting and reserving raw materials and sourcing finished good production.
  Risk and Quality Management – helps to ensure that what is produced meets international regulatory testing requirements, brand specifications and social compliance standards with comprehensive functionality to manage component and product testing, auditing and finished goods quality inspections.
  Shipment and Logistics Management - provides a platform to document, manage and monitor all logistics activities from in-factory carton label creation, advanced shipping notice generation, carrier booking and tracking, and invoicing through receipt into the warehouse.

Headquartered in Hong Kong, with company-owned operations in China and the U.S., ecVision has automated the collaboration between brand companies and their suppliers in over forty countries under a SaaS business model with long-term subscriptions. Representative ecVision customers include Li & Fung, PVH Corporation, Coach, Brown Shoe Company and VF Corporation, with underlying brands such as Calvin Klein, Timberland, The North Face and Tommy Hilfiger, among many others.

“This acquisition delivers value for Amber Road customers by providing new global supply chain capabilities to increase product innovation while balancing product compliance risks and costs with shorter product lead times,” said Jim Preuninger, CEO of Amber Road. “It expands our solution footprint by providing more services at origin, where the global supply chain begins, and strengthens our value proposition in key industries. This combination extends our leading presence in the Asia Pacific region which continues to be a strong growth market for us. Finally, this union gives us another significant differentiator in the marketplace. We believe Amber Road is the only international cloud-based supply chain vendor offering such an expansive suite of capabilities.”

“We’ve seen an increased focus on trade compliance and global logistics on the part of our customers over the past few years,” said Thomas Ng, Founder and CEO of ecVision. “Combining these capabilities with our platform in a fully integrated fashion will be a real game-changer. We’re delivering on a vision for retail that has long been aspirational but never realized. We are also very excited to expand our sales and marketing reach by leveraging Amber Road’s larger and more established presence across North America and Europe. I look forward to joining the Amber Road senior management team and executing on our combined vision.”

Under the terms of the transaction, Amber Road has acquired ecVision for a net cash amount of approximately $24 million, as well as up to $9 million over the next two years providing for an earn-out provision based upon achievement of certain revenue milestones and employee retention. The transaction is being financed with cash on-hand and a new $20 million term loan with KeyBank N.A. The Jordan, Edmiston Group, Inc. served as financial advisor to ecVision in this transaction.

Conference Call Information

Amber Road will host a conference call on Monday, March 2, 2015 at 5:00 p.m. Eastern Time (ET) to discuss the acquisition of ecVision, including the expected financial impact. To access this call, dial 888-417-8533 (domestic) or 719-325-2452 (international). The conference ID is 9309570.

Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available at 877-870-5176 (domestic) or 858-384-5517 (international) from March 2, 2015, 8:00pm EST to March 9, 2015, 11:59pm EST. The replay pass code is 9309570. An archived webcast of this conference call will also be available in the “Investor Relations” section of the company’s web site at www.AmberRoad.com.

About ecVision

ecVision offers a cloud-based supply chain collaboration platform that optimizes product lifecycle and supply chain processes. The enterprise platform, ecVision Suite™, reflects the standardized business processes from design to delivery, creating a single collaborative solution for private label brands, retailers and their trading partners. With increased visibility and workflow, users can improve their reaction time to demand changes, shorten product lifecycles, lower product and materials costs, and improve sourcing and logistic efficiencies. Learn more at www.ecvision.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to dramatically change the way companies conduct global trade. As a leading provider of cloud based global trade management (GTM) solutions, we automate import and export processes to enable goods to flow across international borders in the most efficient, compliant and profitable way. Our solution combines enterprise-class software, trade content sourced from government agencies and transportation providers in 145 countries, and a global supply chain network connecting our customers with their trading partners, including suppliers, freight forwarders, customs brokers and transportation carriers. We deliver our GTM solution using a Software-as-a-Service (SaaS) model and leverage a highly flexible technology framework to quickly and efficiently meet our customers’ unique requirements around the world.

For more information, please visit www.AmberRoad.com, email Solutions@AmberRoad.com or call 201-935-8588.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements. These statements, including statements regarding our ability to integrate ecVision, identify substantial risks and uncertainties and relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

CONTACT:
ICR
Investor Relations Contact:
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com
or
Amber Road
Media Contact
Kathleen Hickey, +1 202-607-7553
KathleenHickey@AmberRoad.com
or
Amber Road Contacts
Annika Helmrich , +1 201-806-3656 (US & Canada)
AnnikaHelmrich@AmberRoad.com
or
Martijn van Gils, +31 (0)85 8769534 (Europe & Asia)
MartijnvanGils@AmberRoad.com